UnitedHealth Group Reports Third Quarter 2023 Results
•Revenues of $92.4 Billion Grew 14% Year-Over-Year
•Earnings from Operations Grew 14%
•Cash Flows from Operations were $6.9 Billion
•Earnings were $6.24 Per Share, Adjusted Earnings $6.56 Per Share
(October 13, 2023) UnitedHealth Group (NYSE: UNH) reported third quarter 2023 performance led by broad-based growth at Optum and UnitedHealthcare.
“As a result of our colleagues’ steadfast focus on helping people access and receive the care they need, we are well-positioned to help even more people and continue to generate strong, diversified growth in the coming years,” said Andrew Witty, chief executive officer of UnitedHealth Group.
Growth in the third quarter was driven by the continuing increase in the number of people served by Optum and UnitedHealthcare and the broadening scope of services offered. The company strengthened the range of its full year 2023 net earnings outlook to $23.60 to $23.75 per share and adjusted net earnings to $24.85 to $25.00 per share.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2023	2022	2023
Revenues	$92.4 billion	$80.9 billion	$92.9 billion
Earnings from Operations	$8.5 billion	$7.5 billion	$8.1 billion
Net Margin	6.3%	6.5%	5.9%

•UnitedHealth Group’s third quarter 2023 revenues grew 14% to $92.4 billion year-over-year, including double-digit growth at both Optum and UnitedHealthcare. Third quarter 2023 earnings from operations were $8.5 billion, an increase of 14%.
•The third quarter 2023 medical care ratio of 82.3%, compared to 81.6% last year, driven by previously noted outpatient care, primarily serving seniors, and business mix. Days claims payable were 50.7, compared to 48.2 in the second quarter 2023 and 50.8 in the third quarter 2022. Favorable medical reserve development of $720 million compared to $480 million in the second quarter 2023 and $870 million in the year-ago third quarter.
•The third quarter 2023 operating cost ratio of 15% increased from 14.4% last year as the company’s business mix continues to shift to services and due to investments to support growth, offset in part by productivity improvements.
•Cash flows from operations for the third quarter 2023 were $6.9 billion or 1.1x net income. Nine-months to date, cash flows were $34.3 billion or 2.0x net income and adjusted for CMS payment timing were $22.4 billion or 1.3x net income. The company returned over $11.5 billion to shareholders through the first nine months of 2023 through dividends and share repurchases. Return on equity of 28% in the quarter reflected the company’s consistent, broad-based earnings and efficient capital structure.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the health care experience and reducing the total cost of care.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2023	2022	2023
Revenues	$69.9 billion	$62.0 billion	$70.2 billion
Earnings from Operations	$4.6 billion	$3.8 billion	$4.4 billion
Operating Margin	6.6%	6.1%	6.2%

•UnitedHealthcare third quarter revenues grew 13% to $69.9 billion, reflecting growth in the number of people served. Operating earnings were $4.6 billion compared to $3.8 billion last year.
•Year-to-date, total people served by UnitedHealthcare with medical benefits has increased by 1.1 million, driven by growth in the company’s commercial and public sector businesses. The number of consumers served with commercial benefits has grown by nearly 700,000 in 2023, reflecting the company’s focus on innovative and affordable benefit plans. The number of people served by the company’s senior and community offerings grew by over 400,000 due to product designs tailored to meet the specific needs of seniors as well as people and their families with limited economic resources and who often are underserved.
•The UnitedHealthcare team remains actively engaged with individuals impacted by the ongoing state-driven Medicaid eligibility redetermination process. The company’s comprehensive outreach efforts are helping families connect with the right resources to maintain affordable coverage.

Optum’s health services businesses serve the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, analytics and technology to yield clinical insights, Optum helps improve overall health system performance by optimizing care quality, reducing care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2023	2022	2023
Revenues	$56.7 billion	$46.6 billion	$56.3 billion
Earnings from Operations	$3.9 billion	$3.7 billion	$3.7 billion
Operating Margin	6.9%	7.9%	6.6%

•Optum third quarter revenues grew 22% to $56.7 billion. Operating earnings were $3.9 billion compared to $3.7 billion last year. The operating margin of 6.9% compares to 7.9% in the prior year, reflecting investments in services provided to patients and customers to support growth.
•Optum Health revenue increased 29% over last year and revenue per consumer served increased 27%, driven by growth in patients served under value-based care arrangements and continued expansion of the types and levels of care provided. The operating results reflect previously noted higher care activity and continued investments to improve patient health outcomes and status.
•Optum Insight revenue increased 35% compared to a year ago due to the addition of Change Healthcare and growth across its technology-enabled offerings, which serve health systems, care providers, health plans and life sciences organizations. Optum Insight continues to build and invest in advanced data capabilities to meet the rising needs of its customers. The revenue backlog increased by more than $7 billion to over $31 billion compared to last year.
•Optum Rx revenue increased 14% in the third quarter due to growth in serving new clients, expanded relationships with existing clients and continued advancement in the comprehensive scope of pharmacy services offered, including specialty and community-based pharmacy offerings. Adjusted scripts grew to over 383 million compared to 359 million last year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow UnitedHealth Group on LinkedIn.
Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be on the Investor Relations page and at https://uhg.com/Replay through October 27, 2023. This earnings release and the Form 8-K dated October 13, 2023, can also be accessed from the Investor Relations page of the company’s website.
Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.
Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; failure to achieve targeted operating cost productivity improvements; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; the impact of potential changes in tax laws and regulations; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to complete, manage or integrate strategic transactions; risks associated with public health crises arising from large-scale medical emergencies, pandemics, natural disasters and other extreme events; failure to attract, develop, retain, and manage the succession of key employees and executives; our investment portfolio performance; impairment of our goodwill and intangible assets; failure to protect proprietary rights to our databases, software and related products; downgrades in our credit ratings; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock.
This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations, more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.
# # #

Investor Contact:	Media Contact:
Zack Sopcak	Eric Hausman
952-936-7215	952-936-3963
zack.sopcak@uhg.com	eric.hausman@uhg.com

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended September 30, 2023

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Premiums	$72,339	$64,491	$217,599	$192,457
Products	10,354	9,190	31,272	28,026
Services	8,671	6,700	25,414	19,717
Investment and other income	997	513	2,910	1,175
Total revenues	92,361	80,894	277,195	241,375
Operating costs
Medical costs	59,550	52,635	179,663	157,251
Operating costs	13,855	11,663	41,289	34,773
Cost of products sold	9,423	8,306	28,576	25,389
Depreciation and amortization	1,007	828	2,998	2,418
Total operating costs	83,835	73,432	252,526	219,831
Earnings from operations	8,526	7,462	24,669	21,544
Interest expense	(834)	(516)	(2,416)	(1,416)
Earnings before income taxes	7,692	6,946	22,253	20,128
Provision for income taxes	(1,654)	(1,562)	(4,784)	(4,397)
Net earnings	6,038	5,384	17,469	15,731
Earnings attributable to noncontrolling interests	(197)	(122)	(543)	(372)
Net earnings attributable to UnitedHealth Group common shareholders	$5,841	$5,262	$16,926	$15,359
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$6.24	$5.55	$18.01	$16.15
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$6.56	$5.79	$18.95	$16.85
Diluted weighted-average common shares outstanding	936	948	940	951
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Cash and short-term investments	$44,097	$27,911
Accounts receivable, net	20,673	17,681
Other current assets	27,135	23,477
Total current assets	91,905	69,069
Long-term investments	45,474	43,728
Other long-term assets	144,684	132,908
Total assets	$282,063	$245,705
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$32,792	$29,056
Short-term borrowings and current maturities of long-term debt	5,290	3,110
Other current liabilities	76,097	57,071
Total current liabilities	114,179	89,237
Long-term debt, less current maturities	58,079	54,513
Other long-term liabilities	15,825	15,608
Redeemable noncontrolling interests	4,416	4,897
Equity	89,564	81,450
Total liabilities, redeemable noncontrolling interests and equity	$282,063	$245,705

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net earnings	$17,469	$15,731
Noncash items:
Depreciation and amortization	2,998	2,418
Deferred income taxes and other	(553)	(590)
Share-based compensation	851	675
Net changes in operating assets and liabilities	13,496	12,505
Cash flows from operating activities	34,261	30,739
Investing Activities
Purchases of investments, net of sales and maturities	(2,850)	(4,067)
Purchases of property, equipment and capitalized software	(2,427)	(1,936)
Cash paid for acquisitions, net	(8,389)	(7,154)
Other, net	(721)	50
Cash flows used for investing activities	(14,387)	(13,107)
Financing Activities
Common share repurchases	(6,500)	(6,000)
Dividends paid	(5,023)	(4,450)
Net change in short-term borrowings and long-term debt	5,848	3,806
Other, net	1,302	6,478
Cash flows used for financing activities	(4,373)	(166)
Effect of exchange rate changes on cash and cash equivalents	49	4
Increase in cash and cash equivalents	15,550	17,470
Cash and cash equivalents, beginning of period	23,365	21,375
Cash and cash equivalents, end of period	$38,915	$38,845

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
UnitedHealthcare	$69,853	$61,995	$210,552	$186,695
Optum	56,737	46,559	167,140	134,900
Eliminations	(34,229)	(27,660)	(100,497)	(80,220)
Total consolidated revenues	$92,361	$80,894	$277,195	$241,375
Earnings from Operations
UnitedHealthcare	$4,592	$3,799	$13,293	$11,447
Optum (a)	3,934	3,663	11,376	10,097
Total consolidated earnings from operations	$8,526	$7,462	$24,669	$21,544
Operating Margin
UnitedHealthcare	6.6%	6.1%	6.3%	6.1%
Optum	6.9%	7.9%	6.8%	7.5%
Consolidated operating margin	9.2%	9.2%	8.9%	8.9%

Revenues
UnitedHealthcare Employer & Individual - Domestic	$16,854	$15,929	$50,157	$47,318
UnitedHealthcare Employer & Individual - Global	2,417	2,120	6,905	6,500
UnitedHealthcare Employer & Individual - Total	19,271	18,049	57,062	53,818
UnitedHealthcare Medicare & Retirement	32,022	27,895	97,468	85,620
UnitedHealthcare Community & State	18,560	16,051	56,022	47,257

Optum Health	$23,864	$18,463	$70,785	$52,728
Optum Insight	4,977	3,693	14,147	10,194
Optum Rx	28,857	25,203	84,921	73,919
Optum Eliminations	(961)	(800)	(2,713)	(1,941)
(a)Earnings from operations for Optum for the three and nine months ended September 30, 2023 included $1,568 and $4,869 for Optum Health; $1,109 and $2,984 for Optum Insight; and $1,257 and $3,523 for Optum Rx, respectively. Earnings from operations for Optum for the three and nine months ended September 30, 2022 included $1,575 and $4,340 for Optum Health; $1,007 and $2,693 for Optum Insight; and $1,081 and $3,064 for Optum Rx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	September 30, 2023	June 30, 2023	December 31, 2022	September 30, 2022
Commercial - Domestic:
Risk-based	8,120	8,035	8,045	8,055
Fee-based	19,130	19,140	18,640	18,500
Total Commercial - Domestic	27,250	27,175	26,685	26,555
Medicare Advantage	7,645	7,590	7,105	7,035
Medicaid	8,065	8,355	8,170	8,005
Medicare Supplement (Standardized)	4,345	4,330	4,375	4,370
Total Community and Senior	20,055	20,275	19,650	19,410
Total UnitedHealthcare - Domestic Medical	47,305	47,450	46,335	45,965
Commercial - Global	5,475	5,385	5,360	5,360
Total UnitedHealthcare - Medical	52,780	52,835	51,695	51,325

Supplemental Data
Medicare Part D stand-alone	3,335	3,355	3,295	3,310

OPTUM PERFORMANCE METRICS

	September 30, 2023	June 30, 2023	December 31, 2022	September 30, 2022
Optum Health Consumers Served (in millions)	103	103	102	101
Optum Insight Contract Backlog (in billions)	$31.6	$31.4	$30.0	$24.1
Optum Rx Quarterly Adjusted Scripts (in millions)	383	381	370	359

Note: UnitedHealth Group served 152 million unique individuals across all businesses at September 30, 2023.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended September 30,		Nine Months Ended September 30,		Projected Year Ended December 31,
	2023	2022	2023	2022	2023
GAAP net earnings attributable to UnitedHealth Group common shareholders	$5,841	$5,262	$16,926	$15,359	$22,125 - $22,350
Intangible amortization	392	323	1,178	896	~1,565
Tax effect of intangible amortization	(96)	(92)	(292)	(233)	~(390)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$6,137	$5,493	$17,812	$16,022	$23,300 - $23,525

GAAP diluted earnings per share	$6.24	$5.55	$18.01	$16.15	$23.60 - $23.75
Intangible amortization per share	0.42	0.34	1.25	0.94	~1.65
Tax effect per share of intangible amortization	(0.10)	(0.10)	(0.31)	(0.24)	~(0.40)
Adjusted diluted earnings per share	$6.56	$5.79	$18.95	$16.85	$24.85 - $25.00
ADJUSTED CASH FLOWS FROM OPERATIONS(a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP cash flows from operations	$6,902	$18,549	$34,261	$30,739
Add: July CMS premium payments received in June	11,808	—	—	—
Less: October CMS premium payments received in September	(11,857)	(9,763)	(11,857)	(9,763)
Adjusted cash flows from operations	$6,853	$8,786	$22,404	$20,976
(a)Adjusted net earnings per share and adjusted cash flows from operations are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.
Management believes the use of adjusted cash flows from operations provides investors and management with useful information to compare our cash flows from operations for the current period to other periods, when the Company does not receive its monthly payment from the Centers for Medicare and Medicaid Services (CMS) in the applicable quarter. CMS generally remits their monthly payments on the first calendar day of the applicable month. However, if the first calendar day of the month falls on a weekend or a holiday, CMS has typically paid the Company on the last business day of the preceding calendar month. Adjusted cash flows from operating activities presents operating cash flows assuming all CMS payments were received on the first calendar day of the applicable month.